Exhibit 10.23

FOURTH AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Fourth Amendment to First Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into by and between PROTEINSIMPLE, a Delaware corporation (f/k/a Cell Biosciences, Inc., a Delaware corporation) (“ProteinSimple”), PROTEINSIMPLE LTD., an Ontario corporation (successor by amalgamation to BRIGHTWELL TECHNOLOGIES INC. and PROTEINSIMPLE LTD.) (“ProteinSimple Canada” and together with ProteinSimple, collectively, the “Borrower”) and COMERICA BANK (“Bank”) as of this 18th day of March, 2014.

RECITALS

This Amendment is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a First Amended and Restated Loan and Security Agreement dated January 26, 2012, as amended from time to time (the “Agreement”).

Bank and Borrower previously entered into a Libor/Prime Referenced Rate Addendum to First Amended and Restated Loan and Security Agreement dated January 26, 2012, as amended from time to time (the “Addendum”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1. Incorporation by Reference. The Recitals and the documents referred to in the Agreement are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2. Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 5 hereof, the Agreement is hereby modified as follows:

(a) Section 2.1(d) of the Agreement is hereby amended and restated in its entirety as follows:

“(d) Term Loan.

(i) Advance. Subject to the terms and conditions of this Agreement, Bank agrees to make a term loan to Borrowers in a principal amount up to but not exceeding Ten Million Dollars ($10,000,000), the proceeds of which shall be made available in full on March 18, 2014 to repay the amounts outstanding under the existing Term Loan (the original principal amount of which was Six Million Dollars ($6,000,000), and booked as loan # 133), with the balance thereof for Borrowers’ working capital purposes.

(ii) Interest on the Term Loan shall accrue from the date it is advanced and be payable in accordance with Section 2.3. The principal of the

Term Loan shall be payable in thirty six (36) equal monthly installments of principal, each in the amount of $277,777.78, so as to fully amortize the Term Loan in thirty six (36) months, beginning on April 1, 2015 and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts due in connection with the Term Loan made under this Section 2.1(d) shall be immediately due and payable. The Term Loan, once repaid, may not be reborrowed.”

(b) Sections 2.5(c) – 2.5(f) of the Agreement are hereby amended and restated in their entirety as follows:

“(c) a Term Loan facility fee of $113,335, due and payable on the earlier of July 1, 2015, repayment in full of the Term Loan, or acceleration of the Indebtedness as provided hereunder;

(d) a separate Term Loan facility fee of $113,335, due and payable on the earlier of July 1, 2016, repayment in full of the Term Loan, or acceleration of the Indebtedness as provided hereunder;

(e) a separate Term Loan facility fee of $262,500, due and payable on the earlier of the Term Loan Maturity Date, repayment in full of the Term Loan, or acceleration of the Indebtedness as provided hereunder;

(f) an annual facility fee with respect to the Export Revolving Line, which is due and payable on March 1, 2014 in the amount of $10,000, and on March 1, 2015 in the amount of $10,000; and

(g) all Bank Expenses, as and when they become due.”

(c) The following is added to the end of Section 6.2 of the Agreement:

“Notwithstanding anything to the contrary in this Section 6.2, subsequent to the consummation of a Qualified IPO:

(i) the requirements of Section 6.2(a)(i) and 6.2(a)(ii) shall be of no further force or effect, and in lieu thereof, Borrowers shall provide to Bank copies of ProteinSimple’s Form 10-Q upon the earlier of 45 days after the end of each of the first three fiscal quarters of each fiscal year of ProteinSimple or upon its filing with the U.S. Securities and Exchange Commission, and ProteinSimple’s Form 10-K upon the earlier of 90 days after the end of each fiscal year of ProteinSimple or upon its filing with the U.S. Securities and Exchange Commission;

(ii) the Compliance Certificate shall be delivered together with the delivery to Bank of ProteinSimple’s Forms 10-Q and 10-K;

(iii) Bank shall have the right to audit Borrowers’ Accounts (as defined in the GSA and in this Agreement, as applicable) at Borrowers’ expense, provided that such audit shall occur no more often than annually, unless an Event of Default has occurred and is continuing;

(iv) no further inventory audits shall be required, unless an Event of Default has occurred and is continuing; and

(v) no further inventory trend reports shall be required, unless an Event of Default has occurred and is continuing”

(d) Section 6.6 of the Agreement is hereby amended and restated in its entirety as follows:

“6.6 Primary Depository. Prior to the consummation of a Qualified IPO, Borrowers shall maintain at all times all of their respective domestic depository and operating accounts with Bank, their primary investment accounts with Bank or Bank’s Affiliates, and Cash on deposit with the Bank in an amount not less than $3,500,000. Subsequent to the consummation of a Qualified IPO, the Borrowers shall maintain on deposit with Bank or Bank’ s Affiliates the greater of (a) $3,500,000 or (b) 20% of all of Borrowers’ domestic depository, operating, and investment accounts. Any Cash not held at Bank shall be subject to a control agreement in favor of Bank in form and substance reasonably satisfactory to Bank.”

(e) Section 6.7(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) Adjusted Quick Ratio.

(1) Prior to the consummation of a Qualified IPO, a ratio of (i) Borrowers’ Cash on deposit with the Bank plus trade accounts receivable outstanding less than 90 days past the invoice date, to (ii) Current Liabilities plus (to the extent not already included therein) all Indebtedness to Bank, less Deferred Maintenance Contract Revenue, less any liability arising from any preferred stock warrant, less deferred rent liability, of (A) as of February 28, 2013, and as of the end of each month thereafter that is not the end of a fiscal quarter, at least 0.55 to 1.00, and (B) as of December 31, 2013 and as of the end of each fiscal quarter thereafter, at least 0.70 to 1.00; and

(2) Subsequent to the consummation of a Qualified IPO, a ratio of (i) Borrowers’ Cash on deposit with the Bank plus trade accounts receivable outstanding less than 90 days past the invoice date, to (ii) Current Liabilities plus (to the extent not already included therein) all Indebtedness to Bank, less Deferred Maintenance Contract Revenue, less any liability arising from any preferred stock warrant, less deferred rent liability, of at least 1.50 to 1.00, tested as the end of each fiscal quarter of Borrowers.”

(f) Section 6.7(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b) Rolling Revenues. Rolling Revenues for the 3 month period most recently ended shall be not less than, as of the dates set forth below, the corresponding minimum amount, provided that for June 30, 2014, September 30, 2014 and December 31, 2014, Borrower shall be in satisfaction of this covenant if it has attained the cumulative year to date Rolling Revenue amount specified below. Thereafter, Rolling Revenues, and the cumulative year to date Rolling Revenue amount, shall be not less than levels to be reset by January 31st of each year by Bank based on the projections that have been approved by each Borrower’s Board of Directors and by Bank.

March 31, 2014	-	$10,425,000
April 30, 2014	-	$10,840,000
May 31, 2014	-	$11,890,000
June 30, 2014	-	$12,450,000	($22,875,000 cumulative year to date)
July 31, 2014	-	$12,475,000
August 31, 2014	-	$12,150,000
September 30, 2014	-	$12,625,000	($35,500,000 cumulative year to date)
October 31, 2014	-	$14,000,000
November 30, 2014	-	$14,830,000
December 31, 2014	-	$15,660,000	($51,160,000 cumulative year to date).

Notwithstanding the preceding, upon the consummation of a Qualified IPO, the Rolling Revenues covenant shall only be tested as of the end of each fiscal quarter of Borrowers.

(g) Section 6.7(c) is hereby amended and restated in its entirety as follows:

“(c) Leverage Ratio. Prior to the consummation of a Qualified IPO, (i) A ratio of (1) the sum of 100% of the Borrower’s Cash maintained at the Bank, plus 100% of the Eligible Accounts, plus 31% of Borrower’s gross Inventory, to (2) all outstanding Obligations of not less than 1.00 to 1.00 as of the end of each March, June, September, and December of each year; and (ii) a ratio of (1) the sum of 100% of the Borrower’s Cash maintained at the Bank, plus 100% of the Eligible Accounts, plus 31% of Borrower’s gross Inventory, plus $1,000,000 to (2) all outstanding Obligations of not less than 1.00 to 1.00 as of the end of each January, February, April, May, July, August, October, and November of each year. Subsequent to the consummation of a Qualified IPO, Borrowers shall have no further obligation to comply with the Leverage Ratio covenant.”

(h) Section 7.3 of the Agreement is hereby amended and restated in its entirety as follows:

“7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into a Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (i) the cash purchase consideration for such transactions does not exceed $250,000 in any fiscal year or, subsequent to the consummation of a Qualified IPO, $20,000,000 in the aggregate for all such transactions consummated on or after March 18, 2014, (ii) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (iii) such transactions do not result in a Change of Control, (iv) in the case of a merger or consolidation involving a Borrower, such Borrower is a surviving entity (v) after giving effect to each such transaction, the sum of the Borrower’s aggregate Cash held at the Bank plus the availability under the Domestic Revolving Line and the Export Revolving Line as of the date of each such transaction, shall be not less than $10,000,000, (vi) such transactions are with a business or Person engaged in a line of business which is compatible with, or reasonably related, similar, incidental, ancillary or complementary to, the business of Borrowers, (vii) such transactions do not result in the purchase of margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System), and (viii) Borrowers shall have provided such further documents and information as Bank may reasonably request in connection with each such transaction.”

(i) The following definitions are hereby added to Exhibit A to the Agreement in the appropriate alphabetic order:

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership units or interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Qualified IPO” means the issuance by ProteinSimple of its common Equity Interests and the contribution of net proceeds of such issuance to Borrower of not less than $20,000,000, by way of an underwritten primary public offering in the United States, pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission (or any Governmental Authority succeeding to any of its principal functions) in accordance with the Securities Act and such Equity Interests are listed on a nationally-recognized stock exchange in the United States. For greater certainty, an underwritten primary public offering meeting the foregoing requirements will be a “Qualified IPO” whether conducted alone or together with a secondary public offering, and a public offering of securities which are issued solely in connection with a business combination transaction or pursuant to an employee benefit plan or similar compensatory arrangement will not constitute an underwritten primary public offering.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute

(j) The definition of “Domestic Borrowing Base” in Exhibit A to the Agreement is hereby amended and restated as follows:

“ ‘Domestic Borrowing Base’ means an amount equal 80% of Eligible Domestic Accounts less Priority Payables, as determined by Bank with reference to the most recent Domestic Borrowing Base Certificate delivered by Borrowers. Bank shall convert the amount of any Eligible Domestic Account outstanding in Canadian Dollars to the Equivalent Amount in U.S. Dollars for the purpose of calculating the Domestic Borrowing Base.”

(k) The definition of “Domestic Revolving Line” in Exhibit A to the Agreement is hereby amended and restated as follows:

“ ‘Domestic Revolving Line’ means a Credit Extension to Borrowers of up to $8,000,000 (inclusive of any amounts outstanding under the Letter of Credit Sublimit and the Credit Card Services Sublimit).”

(l) The definition of “Eligible Foreign Accounts” in Exhibit A to the Agreement is hereby amended and restated in its entirety as follows:

“ ‘Eligible Foreign Accounts’ means Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada (“Foreign Accounts”) and that are (i) supported by foreign credit insurance acceptable to the Bank or one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, or (ii) approved by Bank on a case-by-case basis. Bank hereby agrees that up to $1,500,000 of Foreign Accounts of ProteinSimple Canada shall be deemed Eligible Foreign Accounts. All Eligible Foreign Accounts must be calculated in U.S. Dollars.”

(m) Clause (e) of the definition of “Permitted Investments” in Exhibit A to the Agreement is hereby amended and restated as follows:

“(e) Investments of Subsidiaries in or to other Subsidiaries or a Borrower and Investments by a Borrower in Subsidiaries not to exceed $500,000 (or, subsequent to the consummation of a Qualified IPO, $2,000,000) in the aggregate in any fiscal year;”

(n) Clause (l) of the definition of “Permitted Investments” in Exhibit A to the Agreement is hereby amended and restated as follows:

“(l) investments in commercial paper given the highest rating by two established national credit rating agencies in Canada or the United States and maturing not more than 90 days from the date of acquisition thereof;

(m) other investments made in accordance with ProteinSimple’s board-approved investment policy as in effect from time to time; provided that such investment policy is reasonably satisfactory to Bank; and

(n) Investments permitted by Section 7.3.”

(o) The definition of “Revolving Maturity Date” in Exhibit A to the Agreement is hereby amended and restated as follows:

“ ‘Revolving Maturity Date’ means March 1, 2016.”

(p) The definition of “Term Loan Maturity Date” in Exhibit A to the Agreement is hereby amended and restated as follows:

“ ‘Term Loan Maturity Date’ means March 1, 2018.”

(q) Exhibit E to the Agreement is amended and Restated with Exhibit E hereto.

(r) Exhibit G to the Agreement is amended and Restated with Exhibit G hereto.

3. Amendment to the Addendum. Subject to the satisfaction of the conditions precedent as set forth in Section 4 hereof, the Addendum is hereby modified as follows:

(a)	The definition of “Applicable Margin” in Section 1 (c) of the Addendum is amended and restated in its entirety as follows:

“(c) ‘Applicable Margin’ means (a) as to each Advance under the Domestic Revolving Facility, three quarters of one percent (0.75%), (b) as to each Advance under the Export Revolving Facility, one half of one percent (0.50%), and (c) as to each Advance under the Term Loan, one and three tenths percent (1.30%).”

4. Swap Obligations. Bank and Borrowers agree that notwithstanding anything to the contrary in the Agreement, the term “Obligation” shall not include as to any Borrower any obligation of any other Borrower to Bank with respect to a “swap,” as defined in Section 1(a)(47) of the Commodity Exchange Act (“CEA”), entered into on or after October 12, 2012, if at the time that swap is entered into, the Borrower which is not a party to the swap is not an “eligible contract participant,” as defined in Section 1(a)(18) of the CEA.

5. Legal Effect. The effectiveness of this Amendment is conditioned upon (i) receipt by Bank of this Amendment, and any other documents which Bank may require to carry out the terms hereof, including, but not limited to those set forth on any closing checklist, (ii) receipt of a $25,000 restructuring fee which shall be due and payable on the date of this Amendment and shall be deemed fully earned when paid, and (iii) receipt by Bank of the Expenses set forth in Section 5 of this Amendment. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect.

6. Recertification of Authority. Each Borrower hereby represents and warrants that the Certificate of Incorporation, Bylaws (or other equivalent organizational documents, in the case of ProteinSimple Canada) and Resolutions most recently delivered to Bank (a) remain in full force and effect, (b) have not been revised, rescinded or repealed in any material respect and (c) may continue to be relied upon by Bank until written notice to the contrary is received by Bank.

7. Expense. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment, including all legal fees and expenses.

8. Integration. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

[End of Amendment – Signature Page Follows]

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

PROTEINSIMPLE

By:	/s/ Jason Novi
Title: CFO

PROTEINSIMPLE LTD.

By:	/s/ Jason Novi
Title: CFO

COMERICA BANK

By:	/s/ Kim Crosslin
Kim Crosslin
Title: Vice President

EXHIBIT E

DOMESTIC BORROWING BASE CERTIFICATE

Borrower: PROTEINSIMPLE and PROTEINSIMPLE LTD. Lender: Comerica Bank
Commitment Amount: $8,000,000

DOMESTIC ACCOUNTS RECEIVABLE

1. Accounts Receivable Book Value as of Month Ending
2. +Billings
3. – Collections

4. Ending Accounts Receivable Balance as of Current Month Ending

DOMESTIC ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

5. Account balances > 90 days from invoice date
6. Credit Balances > 90 days from invoice date		$0
7. Balance of 25% over 90 day accounts		$0
8. Concentration Limit of 25%
9. Governmental Accounts		$0
10. Contra Accounts		$0
11. Pre-billed or Advanced Billed		$0
12. Intercompany/Employee Accounts
13. Foreign Accounts (other than Eligible Foreign Accounts)

14. Other (please explain on reverse)		$0

15. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS
16. Eligible Accounts (#4 minus #15)

17. LOAN VALUE OF ACCOUNTS (80% of #16)
18. Principal Balance of Domestic Revolving Line	$

19. Amount remaining to be advanced (repaid) (#17 - #18)	$

The Undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Domestic Borrowing Base Certificate complies with the representations and warranties set forth in the First Amended and Restated Loan and Security Agreement by and among the undersigned and Comerica Bank.

[Signature Page Follows]

[Signature Page to Domestic Borrowing Base Certificate]

PROTEINSIMPLE

Certification by:

Signature:	Date:

PROTEINSIMPLE LTD.

Certification by:

Signature:	Date:

EXHIBIT G

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK

FROM:	PROTEINSIMPLE and PROTEINSIMPLE LTD.

The undersigned authorized officers of PROTEINSIMPLE and PROTEINSIMPLE LTD. hereby certify that in accordance with the terms and conditions of the First Amended and Restated Loan and Security Agreement by and among Borrower and Bank (as amended from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending             with all required covenants except as noted below and (ii) except as may be set forth below, all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officers further certify that except as otherwise permitted these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate whether a Qualified IPO has been consummated. Yes             No

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements	Monthly within 30 days[1]	Yes	No
Annual (CPA Audited)	FYE within 180 days	Yes	No
10K and 10Q	(as applicable)	Yes	No N/A
A/R & A/P Agings, Domestic Borrowing Base Cert.	Monthly within 20 days	Yes	No
Board Approved Budget	On or before 45th day following year end	Yes	No
Budgets, sales projections, operating plans and other financial exhibits	Upon request of Bank	Yes	No
Inventory Reports	Monthly within 20 days[2]	Yes	No

Financial Covenant	Required [3]		Actual		Complies
Minimum Adjusted Quick Ratio		to 1:00		to 1:00	Yes	No
Rolling Revenues	$		$		Yes	No
Leverage Ratio[2]		to 1:00		to 1:00	Yes	No

[1]	Upon consummation of a Qualified IPO, monthly financial reporting shall change to Form 10-Q quarterly (within 45 days of each of the first three quarters of each fiscal year), and annual financial reporting shall change to Form 10-K annual (within 90 days).
[2]	Not required subsequent to consummation of a Qualified IPO.
[3]	See First Amended and Restated Loan and Security Agreement (as amended) for required amount.

[Signature Page to Compliance Certificate]

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Received by:
Sincerely,		AUTHORIZED SIGNER
Date:
Verified:
SIGNATURE		AUTHORIZED SIGNER
Date:
TITLE
	Compliance Status	Yes	No
DATE		AUTHORIZED SIGNER
Sincerely,	Date:
Verified:
SIGNATURE		AUTHORIZED SIGNER
Date:
TITLE
	Compliance Status	Yes	No
DATE